PETROLERA PEREZ COMPANC S.A.

                    Maipu 1 - 18th floor - Buenos Aires


       FISCAL YEARS No. 48 AND 47 BEGINNING JANUARY 1, 2001 AND 2000

  UNAUDITED FINANCIAL STATEMENTS AS OF JUNE 30, 2001 AND DECEMBER 31, 2000




Main business: Oil and gas exploration and production.

Registration dates with the Public Register of Commerce:

-   Articles of Incorporation: April 14, 1954.
-   Last change to the Bylaws: December 1, 2000.

Registration number with the "Inspeccion General de Justicia" (the Governmental Regulatory Agency of Corporations): 6,717.

Expiration date of the Articles of Incorporation: September 2, 2052.



                                            CAPITAL STRUCTURE
                                            (Stated in pesos)


                                                                                          Subscribed, issued,
                             Description of the shares                                   registered and paid in
------------------------------------------------------------------------------------   ---------------------------

Nominative, common and non-endosable shares, 1 par value, 1 vote each                            411,900

Nominative, preferred non-endosable and nonvoting shares, 1 par value (1)                         88,100
                                                                                                -----------
                                                                                                  500,000
                                                                                                ===========

(1) Preferred shares are entitled to this treatment over the rest of the shares only as to their redemption in the event of the Company's liquidation.




                        PETROLERA PEREZ COMPANC S.A.


          BALANCE SHEETS AS OF JUNE 30, 2001 AND DECEMBER 31, 2000

                  (Stated in Argentine pesos -- Note 1.II)

                                                           June 30,       December 31, 2000
                                                             2001
                                                       ------------------ -------------------

CURRENT ASSETS                                            (Unaudited)

     Cash                                                    1,189,275            863,604
     Investments (Note 2.a)                                  2,510,563         10,524,536
     Trade receivables (Note 2.b)                           12,085,955          8,936,404
     Other receivables (Note 2.c)                            1,166,378          1,116,692
     Inventories  (Note 2.d)                                   986,789          1,070,813
                                                       -----------------  -----------------
       Total current assets                                 17,938,960         22,512,049
                                                       -----------------  -----------------
 NONCURRENT ASSETS

     Investments (Note 2.a)                                  2,014,400                  -
     Other receivables (Note 2.c)                            7,106,022          6,998,829
     Fixed assets (Exhibit I)                               86,855,198         80,400,229
                                                       -----------------  -----------------
       Total noncurrent assets                              95,975,620         87,399,058
                                                       -----------------  -----------------
       Total assets                                        113,914,580        109,911,107
                                                            ==========         ==========
CURRENT LIABILITIES

     Trade payables (Note 2.e)                               5,351,686          4,963,498
     Short-term debt                                         2,015,161                  -
     Payroll and social security taxes                         407,426            505,361
     Taxes payable (Note 2.f)                                4,665,203         13,317,302
     Other liabilities (Note 2.g)                              497,783            722,059
                                                       -----------------  -----------------
       Total current liabilities                            12,937,259         19,508,220
                                                       -----------------  -----------------
NONCURRENT LIABILITIES

     Reserves for contingencies (Note 2.h)                     808,228            808,228
                                                       -----------------  -----------------
       Total liabilities                                    13,745,487         20,316,448

SHAREHOLDERS' EQUITY (Per respective statements)           100,169,093         89,594,659
                                                       -----------------  -----------------
     Total liabilities and shareholders' equity            113,914,580        109,911,107
                                                       =================  =================

                   The accompanying notes 1 to 13 and the
              supplementary statements (Exhibits I to IV) are an integral part of these financial statements.




                        PETROLERA PEREZ COMPANC S.A.


               STATEMENTS OF INCOME FOR THE SIX-MONTH PERIODS

                        ENDED JUNE 30, 2001 AND 2000

                  (Stated in Argentine pesos --Note 1.II)


                                                                   June 30,
                                                      -----------------------------------
                                                            2001              2000
                                                      ----------------- -----------------
                                                        (Unaudited)       (Unaudited)

NET REVENUES                                              45,306,484        44,491,409

OPERATING COSTS (Note 2.i)                               (19,326,056)      (18,794,918)
                                                      ----------------  ----------------
      Gross income                                        25,980,428        25,696,491

ADMINISTRATIVE EXPENSES (Exhibit III)                     (2,492,726)       (2,153,702)

SELLING EXPENSES (Exhibit III)                            (1,708,770)       (1,738,396)

EXPLORATION EXPENSES (Exhibit III)                          (190,711)         (725,814)
                                                      ----------------  ----------------
      Exploitation profits                                21,588,221        21,078,579

OTHER INCOME, net                                            310,726            90,295

FINANCIAL INCOME AND HOLDING GAINS, net                      375,487           174,368
                                                      ----------------  ----------------
      Income before income tax                            22,274,434        21,343,242

INCOME TAX (Note 1.III.f)                                 (7,700,000)       (7,450,000)
                                                      ----------------  ----------------
      Net income for the period                           14,574,434        13,893,242
                                                      ================  ================


                   The accompanying notes 1 to 13 and the
              supplementary statements (Exhibits I to IV) are an integral part of these financial statements.




                        PETROLERA PEREZ COMPANC S.A.


               STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2001

                  AND FOR THE YEAR ENDED DECEMBER 31, 2000

                  (Stated in Argentine pesos -- Note 1.II)




                                                 Capital stock                 Retained earnings
                                            ---------------------------------------------------------------
                                                                       Reserved earnings
                                                                    ----------------------
                                               Par      Adjustment    Legal     Statutory    Unappropriated      Total
                                              value     to capital   reserve     reserve        earnings
                                            ---------- ------------ ----------- ---------- -----------------  --------------

Balance as of December 31, 1999               500,000     82,041       100,000      1           74,335,672     75,017,714

Cash dividends approved by Regular
Shareholders' Meetings                              -          -            -       -          (15,852,000)   (15,852,000)

Net income for the year                             -          -            -       -           30,428,945     30,428,945
                                            ---------- ----------   ----------     ---      ---------------  ---------------
Balance as of December 31, 2000               500,000     82,041       100,000      1           88,912,617     89,594,659

Cash dividends approved by Regular
Shareholders' Meetings (Unaudited)                  -          -            -       -           (4,000,000)    (4,000,000)

Net income for the period (Unaudited)               -          -            -       -           14,574,434     14,574,434
                                            --------- -----------   ----------     ---      ---------------  ---------------
Balance as of June 30, 2001 (Unaudited)       500,000     82,041       100,000      1           99,487,051    100,169,093
                                            ========= ===========   ==========     ===      ===============  ===============


                   The accompanying notes 1 to 13 and the
              supplementary statements (Exhibits I to IV) are an integral part of these financial statements.





                        PETROLERA PEREZ COMPANC S.A.

                        STATEMENTS OF CASH FLOWS (a)
           FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000

                  (Stated in Argentine pesos - Note 1.II)

                                                                                      June 30,
                                                                          ----------------------------------
                                                                                2001             2000
                                                                          ----------------------------------
FUNDS PROVIDED BY (USED IN) OPERATIONS:                                     (Unaudited)      (Unaudited)

Net income for the period                                                      14,574,434       13,893,242

Adjustments to reconcile net income for the period to net funds provided by:

Fixed assets depreciation                                                       4,398,202        3,926,693
Decrease in fixed assets                                                           22,962          484,741

Changes in assets and liabilities:

Increase in trade receivables                                                  (3,149,551)      (6,177,705)
Decrease (increase) in other receivables                                         (156,879)      (7,745,095)
Decrease (Increase) in inventories                                                 84,024         (190,184)
(Decrease) increase in trade payables                                            (644,424)       2,766,263
Decrease in payroll and social security taxes                                     (97,935)        (159,266)
(Decrease) increase in taxes payable                                           (8,652,099)       6,260,504
Decrease in other liabilities                                                    (224,276)      (1,924,035)
                                                                          ---------------- ----------------
    Net funds provided by operations                                            6,154,458       11,135,158
                                                                          ---------------- ----------------
FUNDS USED IN INVESTING ACTIVITIES:

Fixed assets acquisitions                                                      (9,843,521)      (9,098,775)
Increase in non-current investments                                            (2,014,400)               -
                                                                          ---------------- ----------------
    Funds used in investing activities                                        (11,857,921)      (9,098,775)
                                                                          ---------------- ----------------
FUNDS PROVIDED BY (USED IN) FINANCING ACTIVITIES:

Increase in short - term debt                                                   2,015,161                -
Dividends paid                                                                 (4,000,000)      (5,852,000)
                                                                          ---------------- ----------------
    Net funds used in financing activities                                     (1,984,839)      (5,852,000)
                                                                          ---------------- ----------------
    Net decrease in funds                                                      (7,688,302)      (3,815,617)

    Funds at beginning of year                                                 11,388,140        6,430,027
                                                                          ---------------- ----------------
    Funds at end of period                                                      3,699,838        2,614,410
                                                                          ================ ================

(a) Cash on hand and in bank plus equivalent investments (original placements maturing in less than three months).

                   The accompanying notes 1 to 13 and the
              supplementary statements (Exhibits I to IV) are an integral part of these financial statements.




                        PETROLERA PEREZ COMPANC S.A.


   NOTES TO FINANCIAL STATEMENTS FOR THE SIX-MONTH PERIODS ENDED JUNE 30,

     2001 AND 2000 (UNAUDITED) AND FOR THE YEAR ENDED DECEMBER 31, 2000

              (Figures stated in Argentine pesos -- Note 1.II)




1.   SIGNIFICANT ACCOUNTING POLICIES



     1. Generally accepted accounting principles applied and disclosure methods

          The Company's financial statements have been prepared in accordance with generally accepted accounting principles in Argentina ("Argentine GAAP"), which differ in certain respects from generally accepted accounting principles in the United States of America ("US GAAP"). A description of the significant differences between Argentine and US GAAP and the approximate effect of those differences on Petrolera Perez Companc S.A's net income and shareholders' equity are set forth in notes 11 and 12, respectively.

          The preparation of financial statements in conformity with Argentine GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. While it is believed that such estimates are reasonable, actual results could differ from those estimates.

          The financial statements for the periods ended June 30, 2001 and 2000, are unaudited but reflect all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management are necessary to present the financial position, results of operations and cash flows of such periods on a basis consistent with the audited annual financial statements.

          The Company is operator and participant in the hydrocarbon exploitation concession in the Entre Lomas oil field located in Rio Negro and Neuquen provinces. The concession contract, renegotiated in January, 1991 and 1994, permits the concessionaires to freely dispose of their crude oil and natural gas production and extends the concession term through January 21, 2016 and gives the concession holders the option to obtain a 10-year extension subject to government approval. The Company records in its balance sheet and statement of income its interest in the above mentioned concession by the proportional consolidation method, in accordance with Technical Resolution No. 14 of the Argentine Federation of Professional Councils in Economic Science (FACPCE), which consists in including its percentage share of assets, rights, obligations and results of operations of the concession.

          The partners' interests in the Entre Lomas concession as of June 30, 2001 and December 31, 2000 are as follows:

                                                                Interest
                                                                    %
                                                               ---------

      Petrolera Perez Companc S.A. (operator)                     73.15
      APCO Argentina Inc. Argentine Branch                        23.00
      Pecom Energia S.A.                                           3.85
                                                               ---------
                                                                 100.00
                                                               =========

      The Company's percentage interest (73.15%) in the assets and liabilities allocated to the concession, which are included in the balance sheets as of June 30, 2001 and December 31, 2000, is as follows:

                                               June 30,        December 31,
                                                 2001              2000
                                             --------------- -----------------
                                             (Unaudited)

       Current assets                           4,726,275         5,100,040
      Noncurrent assets                        93,961,167        87,399,005
                                             --------------  ----------------
           Total assets                        98,687,442        92,499,045
                                             ==============  ================

      Current liabilities                       7,085,767        10,369,730
      Noncurrent liabilities                      574,228           574,228
                                             --------------  ----------------
           Total liabilities                    7,659,995        10,943,958
                                             ==============  ================

      The company's percentage interest (73.15%) in the cost and expenses allocated to the concession, which are included in the statements of income for the six-month periods ended June 30, 2001 and 2000, is as follows:


                                                                   June 30,
                                                        ---------------------------------
                                                            2001              2000
                                                        --------------- -----------------
                                                        (Unaudited)       (Unaudited)

      Operating costs                                    (19,299,240)      (18,651,358)
      Administrative expenses                             (2,490,662)       (2,150,994)
      Selling expenses                                    (1,381,852)       (1,449,146)
      Exploration expenses                                  (190,711)         (725,814)
      Other income, net                                       86,834            91,178
      Financial income and holding gains, net                183,610           158,050
                                                        --------------  ----------------
           Total costs and expenses for the period       (23,092,021)      (22,728,084)
                                                        ==============  ================


II.  Restatement in constant pesos

      The financial statements comprehensively recognize the effects of changes in the purchasing power of the peso as of August 31, 1995, through the application of the restatement method in constant pesos as provided by Technical Resolution No. 6 of the FACPCE. As from September 1, 1995, pursuant to General Resolution No. 8/95 of the "Inspeccion General de Justicia" (the Governmental Regulatory Agency of Corporations), the Company discontinued the application of this method but maintained the restatements recorded up to such date.

      This method is accepted by generally accepted accounting principles in Argentina so long as variation in the price index applicable for restatement purposes does not exceed 8% per annum. The change in this index for each of the fiscal years ended as from September 1, 1995, was below the above mentioned percentage and the same situation is expected for the current year.


III. Valuation methods

      The main valuation methods used for the preparation of the financial statements have been as follows:

      a)  Cash,  receivables and liabilities, other than reserves:

          - In local currency: at face value.

          - In foreign currency: at face value in foreign currency converted at the exchange rates in effect at each balance sheet ate for the settlement of these transactions.

          Financial income (expense) accrued through each balance sheet date, has been added to or deducted from receivables and payables, as applicable.

      b)  Investments:

          - Time deposits and unlisted government securities: at face value plus interest accrued through the end of each balance sheet date.

          - Mutual funds: at mutual fund share price at each balance sheet date, net of the necessary expenditures for its sale.

      c)  Inventories:

          - Hydrocarbons: at reproduction cost at each balance sheet date, which does not exceed the recoverable value.

          - Materials and spares: at replacement cost based on the last purchase, which does not exceed the recoverable value.

      d)  Fixed assets:

          At acquisition or construction cost less related accumulated depreciation, calculated in proportion to the months of estimated useful lives, except wells and production installations, which are depreciated based on the lifting of proved developed hydrocarbon reserves through the expiration of the concession.

          The Company uses the successful effort method of accounting for its oil and gas exploration and production activities. Under its method, exploration costs, excluding the costs of exploratory wells, are charged to expenses as incurred. Drilling costs of exploratory wells, including stratigraphic test wells are capitalized pending determination of whether proved reserves exist which justify commercial development. If such reserves are not found, the drilling costs are charged to expense for the period. Drilling costs of productive wells and of dry holes drilled for development of oil and gas reserves are capitalized. Other development costs to provide improved recovery systems are capitalized, except well conversion costs from gas-lift system to sucker rod pumping system, which are charged to expenses as incurred.

          Estimated future restoration and abandonment costs are accrued according to the unit of production method.

          The carrying amount of fixed assets taken as a whole does not exceed its recoverable value.

          The detail of these assets is set forth in Exhibit I.

     e)   Reserves for contingencies:

          Certain conditions may exist as of the date of financial statements which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Such contingent liabilities are assessed by the Company's management based on the opinion of the Company's legal counsel and the available evidence.

          Such contingencies include outstanding lawsuits or claims for damages to third parties in the ordinary course of the Company's business, as well as third party claims arising from disputes concerning the interpretation of legislation.

          If the assessment of a contingency indicates that it is probable that a loss has been incurred and the amount can be estimated, a liability is accrued in the Reserve for contingencies account. If the assessment indicates that a potential loss contingency is not probable, but is reasonably possible, or is probable but it can not be estimated, then the nature of the contingent liability, together with an estimate of the possibility of occurrence, is disclosed in a note to the financial statements. Loss contingencies considered remote are not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

     f)   Income tax and tax on minimum presumed income:

          The Company determines the accounting charge for income tax, by applying the effective 35% tax rate to the taxable income of the period, without considering the effect of temporary differences between the book and taxable income.

          The tax on minimum presumed income is supplementary to income tax, since while the latter is levied on the year's taxable income, the tax on minimum presumed income is a minimum tax levied on the potential income of certain productive assets at the rate of 1%, so that the Company's fiscal liability will be equal to the higher of both taxes. However, should the tax on minimum presumed income exceed income tax in any given year, such excess may be applied to reduce any excess of income tax over the tax on minimum presumed income in any of the ten succeeding years.

          As of June 30, 2001 and 2000, the amount determined as income tax for the six-month periods then ended was higher than the tax on minimum presumed income. The amounts charged to income for the six-month periods in the "Income Tax" account as of June 30, 2001 and 2000 were 7,700,000 and 7,450,000, respectively.

     g)   Shareholders' equity accounts:

          They have been restated in accordance with the method described in section II of this note, except the "Capital stock-Par value" and the "Reserved earnings" accounts which were left at their original amounts. The adjustment required to restate them through August 31, 1995, is disclosed in the "Capital stock - Adjustment to capital" and "Unappropriated earnings" accounts, respectively.

     h)   Income statement accounts:

          - Charges for consumption of nonmonetary assets valued at cost, which basically affect operating costs, have been computed on the adjusted amounts of such assets, following the restatement method described in section II on this note.

          - The Caption "Financial income and holding gains, net" account includes the following items:

            o Nominal interest income and expenses
            o Holding gains (losses) on revaluation of inventories at
              replacement cost
            o Differences in the market value of mutual funds

          - The accounts accruing monetary transactions were computed at face value.

     i)   Revenue recognition:

          - Revenues are recognized when products are shipped or services are rendered and the risk of loss has been transferred to the customer.


2.   BREAKDOWN OF THE MAIN ACCOUNTS



     The main accounts in the Company's financial statements breakdown as follows:

                                                                            June 30,       December 31,
                                                                              2001             2000
                                                                        ----------------------------------
                                                                          (Unaudited)
      a)   Investments:

           Current:

           Time deposits                                                     1,901,299        9,552,728
           Mutual funds                                                        609,264          971,808
                                                                        ----------------  -------------
                                                                             2,510,563       10,524,536
                                                                        ===============   ==============

           Noncurrent:

           Unlisted government debt securities                               2,014,400                -
                                                                        ===============   ==============
      b)   Trade receivables:

           Related company:
                Pecom Energia S.A.                                             603,513          206,189
           Other customers                                                  11,482,442        8,730,215
                                                                        ---------------   ---------------
                                                                            12,085,955        8,936,404
                                                                        ===============   ==============
      c)   Other receivables:

           Current:

           Prepaid expenses                                                    333,915          217,969
           Advances to personnel                                                     -          106,311
           Prepayments to vendors                                               74,581           93,091
           VAT receivable                                                       46,795                -
           Other                                                               711,087          699,321
                                                                        ---------------   ---------------
                                                                             1,166,378        1,116,692
                                                                        ===============   ==============
           Noncurrent:

           Compulsory saving receivables (Note 8)                            6,975,306        6,868,113
           Taxes to be recovered (Note 7)                                    1,201,854        1,201,854
           Allowance for taxes to be recovered                              (1,201,854)      (1,201,854)
           Other                                                               130,716          130,716
                                                                        ---------------   ---------------
                                                                             7,106,022        6,998,829
                                                                        ===============   ==============
      d)   Inventories:

           Hydrocarbons                                                        338,296          365,112
           Materials and spares                                                648,493          705,701
                                                                        ---------------   ---------------
                                                                               986,789        1,070,813
                                                                        ===============   ==============
      e)   Trade payables:

           Related companies:
               Pecom Energia S.A.                                               83,323          273,479
               Oleoductos del Valle S.A.                                       307,359          236,501
           Other vendors                                                     4,961,004        4,453,518
                                                                        ---------------   ---------------
                                                                             5,351,686        4,963,498
                                                                        ===============   ==============
      f)   Taxes payable:

           Income tax accrual (net of withholding and prepayments)           3,642,791        8,881,379
           Compulsory saving payables (Note 8)                                       -        3,350,444
           Royalty accrual                                                     871,217          855,855
           VAT payable                                                               -          110,909
           Other                                                               151,195          118,715
                                                                        ---------------   ---------------
                                                                             4,665,203       13,317,302
                                                                        ===============   ==============
      g)   Other liabilities:

           Current:

           Directors' and Statutory Auditor's fees                             172,633          345,268
           Retirement and pension fund (Note 6)                                317,650          369,291
           Other                                                                 7,500            7,500
                                                                        ---------------   --------------
                                                                               497,783          722,059
                                                                        ===============   ==============

      h)   Reserves for contingencies:

           Balances at beginning                                               808,228        1,600,513
           Net recovery (1)                                                          -         (792,285)
                                                                        --------------    -------------
           Balances at end                                                     808,228          808,228
                                                                        ===============   ==============
     (1)   Credited to "Other income, net" of the income statement

                                                                                    June 30,
                                                                        ----------------------------------
                                                                              2001             2000
                                                                        ----------------------------------
                                                                          (Unaudited)      (Unaudited)
      i)   Operating costs:

           Beginning inventory                                               1,070,813        1,369,899
                                                                        ---------------- ----------------

           Purchases                                                         1,025,981        1,883,402
           Operating expenses (Exhibit III)                                 18,216,051       17,101,700
                                                                        ---------------- ----------------
                                                                            19,242,032       18,985,102
                                                                        ---------------- ----------------

           Ending inventory                                                   (986,789)      (1,560,083)
                                                                        ---------------- ----------------
                                                                            19,326,056       18,794,918
                                                                        ================ ================



3.    TRANSACTIONS WITH RELATED COMPANIES


      Receivables and payables as of June 30, 2001 and December 31, 2000 are set forth in notes 2.b) and 2.e), respectively.

      The main transactions carried out during the respective six-month periods ended June 30, 2001 and 2000, include:

                                                   Revenues from
                                                 hydrocarbons sold
                                         ------------------------------------
                                              2001               2000
                                         ---------------- -------------------
      Related company:

           Pecom Energia S.A.                1,550,779    (1)    11,037,022
                                         =============        =============

      (1) Includes 9,525,309 as of June 30, 2000, corresponding to revenues from hydrocarbons sold to Refineria San Lorenzo S.A., merged with Pecom Energia S.A. during the prior fiscal year.


                                               Purchases and operating expenses
                                             ----------------------------------
                                                   2001               2000
                                             ------------------ ---------------
      Related companies:

           Pecom Energia S.A.                      418,578          1,183,298
           Oleoductos del Valle S.A.             1,337,879          1,050,603
           Petroleum Commercial Supply Inc.          4,206                  -
                                             ---------------    --------------
                                                 1,760,663          2,233,901
                                             ===============    ==============

4.    MAIN CUSTOMERS


      Main customers with whom the Company did business during the respective six-month periods ended June 30, 2001 and 2000, are as follows:

      a)  Oil (accounts for 82% and 84%, respectively, of total sales):

                                                                                     % Share
                                                                        ----------------------------------
          Customer:                                                          2001              2000
                                                                        ---------------- -----------------

          Petrobras Petroleo Brasileno S.A.                                        56               48
          Shell C.A.P.S.A.                                                         32               27
          YPF S.A.                                                                 12                -
          Pecom Energia S.A.                                                        -               25
                                                                               ------           ------
                                                                                  100              100
                                                                                =====            =====

     b)   Natural gas (accounts for 13% and 14%, respectively, of total sales):

                                                                                     % Share
                                                                        ----------------------------------
          Customer:                                                          2001              2000
                                                                        ---------------- -----------------

          Camuzzi Gas Pampeana S.A.                                                51               71
          Pecom Energia S.A.                                                       25               24
          Loma Negra Cia. Industrial Arg. S.A.                                     12                -
          Duke Energy Gas Trading & Marketing Argentina S.R.L.                      7                -
          Other                                                                     5                5
                                                                                -----            -----
                                                                                  100              100
                                                                                =====            =====


    c)    Propane and butane (accounts for 5% and 2%, respectively, of total sales):

                                                                                     % Share
                                                                        ----------------------------------
          Customer:                                                          2001              2000
                                                                        ---------------- -----------------

          Enagas S.A. Distribuidora de Gas (Chile)                                 25               30
          Abastecedora de Combustibles S.A. (Chile)                                24               33
          Careri J. C. y Careri P.                                                 23                -
          Totalgaz Argentina S.A.                                                  20               29
          Sur Gas S.A.                                                              5                1
          Other                                                                     3                7
                                                                                -----            -----
                                                                                  100              100
                                                                                =====            =====


5.    ROYALTIES

      The royalties are applied to the total production from the concession and are calculated applying 12% to the sales price, after deducting certain expenses, in order to take the value of the cubic meter of crude oil, natural gas and LPG to the price thereof at the wellhead.


6.    RETIREMENT AND PENSION FUND

      Under the agreement executed by Fundacion Perez Companc and Petrolera Perez Companc S.A., the resources of the retirement and pension fund will be provided by the Company through contributions with that specific aim and shall not be lower than 140,000 per annum. The retirement and pension fund will be exclusively managed by Fundacion Perez Companc, who will be unable to transfer such duty to third parties and, for legal purposes, it is the only party responsible for payment to the beneficiaries.

      Fund assets are mainly invested based on adequate security and profitability criteria under Retirement and Pension Law No. 24,241.

      All Company employees working as such of May 31, 1995, and with the required seniority are eligible for this benefit. It is calculated on the basis of the last computable salary and seniority of the workers included in the fund.

      The benefit is supplementary; i.e. the benefit granted to the employee consists of the amount determined in accordance with the agreement, after deducting the benefits granted by the official pension system provided for in the second and third provisions of such agreement.

      The Company charges to expenses its contributions to the fund.


7.    TAX CLAIMS FILED WITH THE NEUQUEN PROVINCIAL TAX BUREAU ("DPR")

      On February 3, 1993, the Company had been notified of Resolution No. 060/DPR/93, issued by the Neuquen Provincial Tax Bureau, which required the Company to pay stamp tax on Contract No. 12,507 - Additional Clause No. 3.

      The Company appealed this Resolution before the Neuquen Province Tax Court, on the grounds that, at the time the amount of stamp tax had been calculated, the period required by the statute of limitations had already expired.

      The Neuquen Province Tax Court disallowed the appeal on February 11, 1994, and on March 8, 1994, notified the Company of the final amount of stamp tax due at 1,642,999.

      The Company paid the amount claimed for the consortium's account on March 15, 1994 and duly notified YPF S.A. of this fact for the sole purpose of starting legal action, which was filed in April 1994 and was reinitiated on April 17, 1996 in an administrative procedure, since Neuquen Province considered that such instance was not exhausted in spite of the clear and unquestionable content of the Tax Code.

      In September 1998, a second lawsuit has been filed at Neuquen Province Superior Court, after the failure of the administrative procedure filed with the Province Government.

      On April 4, 2000, the Supreme Court of the Province of Neuquen ruled disallowing the claim and ordering the Company to pay court expenses.

      Finally, on April 26, 2000, the Company filed extraordinary remedies with the Federal Tax Court against the ruling by the abovementioned Court, for which notice was served to the other party for it to answer it.

      The opinion of both the Company's management and legal counsel, is that the Federal Executive Power will have to reimburse the above mentioned amount under the terms of Article 12 of Contract No. 12,507, should the legal action mentioned above fail to prosper.

      As of June 30, 2001, the amount to be recovered of 1,201,854, equivalent to its 73.15 percent participation in the concession, is presented in the noncurrent receivables account (note 2.c), fully offset by an allowance.


8.    COMPULSORY SAVING

      After a protracted judicial process regarding an ex-officio assessment of the compulsory savings for 1988 and 1989, which had been initiated in 1993 and concluded in 2000 with the ruling of the Supreme Court of Justice of the Nation, the Company began paying the DGI (Argentine federal tax bureau) the amount claimed pursuant to an installment plan offered by Federal Executive Decree No 93/00; under this system, adherents enjoy the benefit of relief from any penalties other than those imposed by firm judicial ruling. Consequently, as of June 30, 2001, the Company has booked a 6,975,306 receivable in the "Other noncurrent receivables" account, which accrues the interest rate effective for bank savings accounts.


9.    CORPORATE OBJECTIVE CHANGE

      The Special shareholders' Meeting held on October 17, 2000, unanimously approved the amendment of section 3 of the by-laws incorporating to the corporate objective electric power generation, transformation, transmission, distribution, purchase, sale, import and export activities. Such amendment was registered with the Public Registry of Commerce on December 1, 2000.


10.   RESTRICTIONS ON UNAPPROPIATED EARNINGS

      Dividends distributed in cash or in kind in excess of taxable income accumulated through the year-end immediately prior to payment or distribution date will be subject to a 35% income tax withholding as single and definitive payment. For the purposes of this tax, accumulated taxable income is defined as net income booked as of the fiscal year-end immediately preceding the effective date of the law plus the taxable income determined as from such fiscal year.


11. SUMMARY OF SIGNIFICANT DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES FOLLOWED BY THE COMPANY AND US GAAP

      The Company's financial statements have been prepared in conformity with Argentine GAAP in Argentine pesos.

      Differences between Argentine GAAP and US GAAP are explained below in this note and their effects on net income and shareholders' equity are set forth in note 12.

      These financial statements comply with the requirements of Item 17 of Form 20-F and therefore do not include certain additional disclosures required by the Securities and Exchange Commission of the United States of America for other purposes. The differences principally relate to the following items:

      a)  Restatements of financial statements for general price-level changes

          According to Argentine GAAP, the restatement of assets and liabilities into constant Argentine pesos as of the date of the financial statements is required. All nonmonetary assets, liabilities and income statement amounts must be restated to reflect changes in the Argentine general wholesale price index, from the date the assets have been acquired or from the date the liabilities have been incurred, until year-end. The purchasing power gain (loss) included in income (loss) reflects the effect of Argentine inflation on the monetary liabilities of the Company during the year, net of the loss resulting from the effect of inflation on monetary assets held. As from September 1, 1995, pursuant to General Resolution No. 8/95 of the "Inspeccion General de Justicia" (the governmental regulatory agency of corporations), the Company discontinued the application of this method. Accordingly, for periods ending subsequent to September 1, 1995, there was no further restatement of nonmonetary items and recognition of monetary gains and losses. This resolution was adopted under Argentine GAAP so long as the change in the price index applicable to the restatement does not exceed 8% per annum. All financial statement amounts have been restated in constant Argentine Pesos through August 31, 1995, as explained in Note 1.II.
          Under U.S. GAAP general price level adjustments are not made when there are low levels of inflation. However, as permitted under SEC's rules these adjustments, which are required by Argentine GAAP, have not been removed in performing the reconciliation to U.S. GAAP included in note 12.

    b)    Valuation of inventories

          Under Argentine GAAP, materials and spares parts are accounted for at replacement cost.

          Under US GAAP, materials and spares parts are accounted for at historical cost. The effects of such differences for all periods presented were not material.

    c)    Well conversion costs

          Under Argentine GAAP, there are no specific requirements governing the treatment for well conversion costs from a gas-lift system to sucker rod pumping system. The Company has charged these costs to expenses as incurred under Argentine GAAP.

          Under US GAAP, SFAS 19, such costs (equipment and installation) are considered development costs to provide improved recovery systems, and therefore are capitalized as part of the cost of wells.

    d)    Income taxes

          Argentine GAAP income tax expense is based upon the estimated current income tax payable as described in note 1. III. f). When income and expense recognition for income tax purposes does not occur in the same period as income and expense recognition for financial statement purposes, the resulting temporary differences are not considered in the computation of income tax expense for the year. Under US GAAP, Statement of Financial Accounting Standards No. 109 "Accounting for income taxes", requires the liability method to be used to account for deferred income taxes. Under this method, deferred income tax assets or liabilities are recorded for temporary differences that arise between the financial and tax bases of assets and liabilities at each reporting date, as well as for temporary differences arising from other US GAAP adjustments.

    e)    Accounting for pension obligations

          Under Argentine GAAP, there are no requirements governing the recognition of an employer's liabilities for retirement benefits granted to employees. Petrolera Perez Companc has, however, charged to expenses amounts contributed to the pension fund managed by the Perez Companc Foundation. Under U.S. GAAP, the accounting for these benefits is governed by Statement of Financial Accounting Standards No. 87 ("SFAS 87"), "Employers' Accounting for Pensions" and Statement of Financial Accounting Standards No. 132 ("SFAS 132"), "Employers' Disclosures about Pensions and Other Postretirement Benefits".

          The U.S. GAAP reconciliation recognizes the effect of adjusting the recorded pension cost and liability to the amounts required under U.S. GAAP.

          The plan was amended in 1999, resulting in an increase of benefits to the employees. According with the provisions of SFAS 87, under US GAAP amounts, the Company has capitalized the effect of the amendment amortizing such asset according to the future service period of those employees active at the date of the amendment who are expected to receive benefits under the plan.

    f)    Derivative instruments accounting

          Under US GAAP, SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

          For US GAAP purposes, SFAS 133 became effective for the Company on January 1, 2001. The Company does not use derivative instruments. Therefore, the adoption of SFAS 133 for US GAAP purposes has no impact on the Company's financial statements.

          Under Argentine GAAP, there are no specific requirements governing accounting for derivative financial instruments.

    g)    New standards for asset retirement obligation accounting

          In June 2001, the Financial Accounting Standards Board issued SFAS No. 143, "Accounting for Asset Retirement Obligations". Currently the Company accrues future abandonment costs of wells and related facilities through its depreciation calculation and includes the cumulative accrual in accumulated depreciation. The new standard will require that the Company record under US GAAP the entire fair value of the retirement obligation as a liability at the time a well is drilled or acquired. The liability will accrete over time with a charge to interest expense. The new standard will apply to financial statements for the years beginning after June 15, 2002. While the new standard will require that the Company change its accounting for such abandonment obligations, the Company has not had an opportunity to evaluate the impact of the new standard on its financial statements, or determine the date at which such standard will be adopted.

    h) New standards for impairment or disposal of long-lived assets accounting

          In August 2001, the Financial Accounting Standards Board issued SFAS No.144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). SFAS No. 144 establishes accounting and reporting standards to establish a single accounting model, based on the framework established in SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of", for long-lived assets to be disposed of by sale. The provisions of this Statement are effective for financial statements issued for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years, with early application encouraged. The provisions of this Statement generally are to be applied prospectively. The Company has not yet quantified the impact of adopting SFAS No. 144 on its financial statements for US GAAP purposes, nor has determined the timing or method of adoption.


12.   RECONCILIATION OF NET INCOME, SHAREHOLDERS' EQUITY AND CASH FLOWS TO
      US GAAP



      The following is a summary of the significant adjustments to net income and cash flows for the six-month periods ended June 30, 2001 and 2000, and the shareholders' equity as of June 30, 2001 and December 31, 2000 which would be required if US GAAP had been applied instead of Argentine GAAP in the Company's financial statements.


                                                                                              June 30,
                                                                                ------------------------------------
                                                                                      2001               2000
                                                                                ------------------ -----------------
                                                                                   (Unaudited)        (Unaudited)

      Net income in accordance with Argentine GAAP                                   14,574,434         13,893,242
      US GAAP adjustments:
         Well conversion costs                                                          224,595            893,674
         Depreciation of well conversion costs                                         (334,454)          (115,107)
         Pension plan obligations                                                       179,552             58,201
         Deferred income taxes                                                          (84,194)          (322,530)
                                                                                -------------------   --------------
      Net income under US GAAP                                                       14,559,933         14,407,480
                                                                                ===================   ==============

                                                                                    June 30,           December 31,
                                                                                      2001                2000
                                                                                -------------------   --------------
                                                                                   (Unaudited)

      Shareholders' equity in accordance with Argentine GAAP                        100,169,093         89,594,659
      US GAAP adjustments:
         Well conversion costs                                                        8,664,454          8,439,859
         Depreciation of well conversion costs                                       (1,164,407)          (829,953)
         Pension plan obligations                                                      (396,121)          (575,673)
         Deferred income taxes                                                       (3,048,062)        (2,963,868)
                                                                                ------------------    ---------------
      Shareholders' equity under US GAAP                                            104,224,957         93,665,024
                                                                                ==================    ===============

                                                                                              June 30,
                                                                                -------------------------------------
                                                                                      2001               2000
                                                                                ------------------ ------------------
                                                                                   (Unaudited)        (Unaudited)

      Funds provided by operations in accordance with Argentine GAAP                  6,154,458         11,135,158
      US GAAP adjustments:
         Well conversion costs                                                          224,595            893,674
                                                                                ------------------   ----------------
      Net funds provided by operations under US GAAP                                  6,379,053         12,028,832
                                                                                ==================   ================
      Funds used in investing activities in accordance with Argentine GAAP          (11,857,921)        (9,098,775)
      US GAAP adjustments:
         Well conversion costs                                                         (224,595)          (893,674)
                                                                                ------------------   ----------------
      Funds used in investing activities under US GAAP                              (12,082,516)        (9,992,449)
                                                                                ==================    ===============

      Comprehensive income approximates net income under US GAAP, since no unrealized gain or loss occurred for the periods presented.


13.   SUBSEQUENT EVENTS

      From July to September, 2001, the Company's Regular Shareholders' Meetings approved to pay cash dividends for a total of 5,500,000.



                                                                                               EXHIBIT I

                        PETROLERA PEREZ COMPANC S.A.


                          CHANGES IN FIXED ASSETS

                FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 2001

                  AND FOR THE YEAR ENDED DECEMBER 31, 2000

                  (Stated in Argentine pesos -- Note 1.II)
                                                    June 30, 2001 (Unaudited)
                             ---------------------------------------------------------------------------
                                                           Original cost
                             ---------------------------------------------------------------------------
                                Beginning     Increases      Decreases      Transfers        Ending
        Main account             balances                                                    balances
--------------------------------------------------------------------------------------------------------

Automobiles                        857,644        158,258        -              -            1,015,902
Furniture and fixtures           1,192,660        -              -              -            1,192,660
Computer hardware                1,304,005        -              22,962         -            1,281,043
Facilities                         288,626        -              -              -              288,626
Machinery, receivers and
transmitters                       384,124        -              -              -              384,124
Land and buildings                   3,142        -              -              -                3,142
Wells and production
installations                  157,263,451        -              -            9,043,905    166,307,356
Construction in process          5,163,808      6,976,743        -           (5,178,603)     6,961,948
Materials in use and
equipment in deposit             1,250,927      3,741,132        -           (3,865,302)     1,126,757
                             -------------------------------------------  -------------- ---------------
Total as of June 30, 2001      167,708,387     10,876,133         22,962        -          178,561,558
                             =============     ==========      =========     ==========    ===========
Total as of December 31, 2000  153,605,446     15,297,063      1,194,122        -          167,708,387
                             =============     ==========       ========     ==========    ===========


                                                                                                          December 31,
                                                       June 30, 2001 (Unaudited)                               2000
                             --------------------------------------------------------------------------------------------
                                                 Accumulated depreciation
                             -----------------------------------------------------------------
        Main account                                      Annual
                              Beginning                depreciation                  Ending        Net           Net
                               balances    Increases      rate %      Decreases     balances    book value   book value
-------------------------------------------------------------------------------------------------------------------------

Automobiles                       564,778      62,989       20            -          627,767      388,135      292,866
Furniture and fixtures          1,078,375      59,633       10            -        1,138,008       54,652      114,285
Computer hardware                 972,700      44,280      33.33          -        1,016,980      264,063      331,305
Facilities                        288,626      -            10            -          288,626            -        -
Machinery, receivers and
transmitters                      214,308      19,204       10            -          233,512      150,612      169,816
Land and buildings                  1,351          31        2            -            1,382        1,760        1,791
Wells and production
installations                  84,188,020   4,212,065       (a)           -       88,400,085   77,907,271   73,075,431
Construction in process           -            -             -            -           -        6,961,948     5,163,808
Materials in use and
equipment in deposit              -            -             -            -           -        1,126,757     1,250,927
                             --------------------------              ----------- ----------------------------------------
Total as of June 30, 2001      87,308,158   4,398,202                     -       91,706,360   86,855,198
                             ============  ============              =========== ===========   ==========
Total as of December 31,
2000                           79,291,558   8,379,233                   362,633   87,308,158                80,400,229
                            =============  ==========                ==========   ==========                ==========

(a) Wells and production installations are depreciated under the unit of production method, as explained in Note 1.III.d).



                                                                                                  EXHIBIT II


                        PETROLERA PEREZ COMPANC S.A.

                  FOREIGN CURRENCY ASSETS AND LIABILITIES

                 AS OF JUNE 30, 2001 AND DECEMBER 31, 2000


                                               December 31, 2000                   June 30, 2001 (Unaudited)
                                             ---------------------- --------------------------------------------------------
                                                Type of foreign        Type of foreign      Exchange rate   Book amount in
                                              currency and amount    currency and amount   (in pesos) (1)        pesos
                                             ---------------------- ---------------------- ---------------- ----------------
CURRENT ASSETS

   Cash                                       US$          4,124     US$          2,959         1.000                2,959
   Investments                                US$      9,414,133     US$      1,923,335         1.000            1,923,335
   Trade receivables:
     Related company                          US$         58,083     US$        549,993         1.000              549,993
     Other customers                          US$      8,371,780     US$     11,258,654         1.000           11,258,654
                                                                                                            ----------------
     Total foreign currency assets                                                                              13,734,941
                                                                                                            ================
CURRENT LIABILITIES

   Trade payables:
     Other vendors                            US$        827,863     US$      1,724,729         1.000            1,724,729
     Related companies                        US$        316,450     US$        370,621         1.000              370,621
                                                                                                            ----------------
     Total foreign currency liabilities                                                                          2,095,350
                                                                                                            ================

(1)      Buying and selling exchange rate for remittances of Banco Nacion.


                                                                                                 EXHIBIT III


                                       PETROLERA PEREZ COMPANC S.A.


                INFORMATION REQUIRED UNDER ARTICLE 64, POINT I, CLAUSE b) OF LAW No. 19,550

                           FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2001 AND 2000


                                      (Stated in pesos - Note 1.II)



                                                                     June 30,
                               --------------------------------------------------------------------------------------
                                   2000                                       2001
                               --------------------------------------------------------------------------------------
                                (Unaudited)                               (Unaudited)
                                                             Operating   Administrative    Selling     Exploration
         Main account              Total         Total       expenses       expenses      expenses       expenses
---------------------------------------------------------------------------------------------------------------------

Salaries and wages                1,914,548     2,746,052     1,167,394     1,457,475         -            121,183
Social security taxes               246,370       228,737       142,148        74,245         -             12,344
Other benefits to personnel         807,041       697,877       283,826       396,879         -             17,172
Taxes, charges and                   86,540       158,785           505        80,440         77,840        -
contributions
Directors' and consultants'         617,561       242,638        -            232,516         10,122        -
fees
Spares and repairs                2,788,811     3,569,058     3,569,058        -              -             -
Freight and haulage               1,352,522     1,481,251         8,329        -           1,472,922        -
Production services               3,755,204     3,502,044     3,291,450        92,722        117,872        -
General expenses                    482,611       229,134        40,671       158,449         30,014        -
Fixed assets depreciation         3,926,693     4,398,202     4,398,202        -              -             -
Research and development            553,756        40,012        -             -              -             40,012
Royalties                         5,187,955     5,314,468     5,314,468        -              -             -
                                 ----------    ----------    ----------     ---------      ---------       -------
  Total as of June 30, 2001                    22,608,258    18,216,051     2,492,726      1,708,770       190,711
                                               ==========    ==========     =========      =========       =======
  Total as of June 30, 2000      21,719,612                  17,101,700     2,153,702      1,738,396       725,814
                                 ==========                  ==========     =========      =========       =======



                                                                                                  EXHIBIT IV

                                        PETROLERA PEREZ COMPANC S.A.


                                  BREAK DOWN FOR MATURITY OF INVESTMENTS,

                        RECEIVABLES AND LIABILITIES AS OF JUNE 30, 2001 (UNAUDITED)

                                      (Stated in pesos -- Note 1.II)


                                                              Assets                           Liabilities
                                           ---------------------------------------------  --------------------
                  Term                          Investments            Receivables        Other liabilities(1)
------------------------------------------ ---------------------- ----------------------  --------------------

Without maturity                                      609,264     (3)        130,716       (4)        7,500
                                               --------------       ----------------        ----------------

With maturity

Not yet due:

-        Up to three months                         1,901,299             13,252,333               7,099,174
-        From six to nine months                            -                      -        (5)    5,830,585
-        From two to three years                    2,014,400                      -                       -
-        More than four years                               -     (6)      6,975,306                       -
                                               --------------       ----------------        ----------------
Total with maturity                          (2)    3,915,699             20,227,639              12,929,759
                                               --------------       ----------------        ----------------

Total                                               4,524,963             20,358,355              12,937,259
                                                    =========             ==========              ==========

(1)  Total liabilities less reserves.
(2) Accrues a fixed average nominal interest rate of approximately 10% per annum.
(3)  Collection is estimated in a period longer than a year.
(4)  Accrues no interest.
(5) Includes 2,015,161 which accrues a fixed nominal interest rate of approximately 5% per annum.
(6)  Accrues a nominal interest rate of approximately 3% per annum.